AMENDMENT NO. 6 TO THE ADMINISTRATION AGREEMENT

     This Amendment No. 6 to the Administration Agreement (this "Amendment") is made as of December 31, 2009, by and between Causeway Capital Management Trust, a Delaware business trust (the "Trust") and SEI Investments Global Funds Services (the "Administrator").

     WHEREAS, the Trust and the Administrator are parties to an Administration Agreement (the "Agreement") dated September 20, 2001, as amended, which became effective on the effective date of the Trust's registration statement dated October 16, 2001, for an initial term of five years and which was subsequently extended for an additional three-year term;

     WHEREAS, the Trust has established a new series of shares of beneficial interest known as Causeway International Opportunities Fund (the "Fund"); and

     WHEREAS, the Trust desires to retain the Administrator to furnish administration services to the Fund, and the Administrator is willing to furnish such services;

     NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto agree as follows:

1. SCHEDULE A. Schedule A of the Agreement is hereby amended to include the Fund as a Portfolio listed thereon, as indicated on the attached amended Schedule A

2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CAUSEWAY CAPITAL MANAGEMENT TRUST


By: /s/ Turner Swan
    ----------------------------------------
Name: Turner Swan
Title: President


SEI INVESTMENTS GLOBAL FUNDS SERVICES


By: /s/ John Alshefski
    ----------------------------------------
Name: John Alshefski
Title: Senior Vice President

                                   SCHEDULE A
                         TO THE ADMINISTRATION AGREEMENT
                                     BETWEEN
                        CAUSEWAY CAPITAL MANAGEMENT TRUST
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

                               List of Portfolios

Portfolios: This Agreement shall apply with respect to all Portfolios of the Trust, either now existing or in the future created. The following is a listing of the current Portfolios of the Trust:

Causeway International Value Fund
Causeway Emerging Markets Fund
Causeway Global Value Fund
Causeway International Opportunities Fund

CAUSEWAY CAPITAL MANAGEMENT TRUST


By: /s/ Turner Swan
    ----------------------------------------
Name: Turner Swan
Title: President


SEI INVESTMENTS GLOBAL FUNDS SERVICES


By: /s/ John Alshefski
    ----------------------------------------
Name: John Alshefski
Title: Senior Vice President